EXHIBIT 23.02

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Solution Technology International, Inc.

      We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Solution Technology International, Inc. (the "Company") of our report dated July 14, 2004 on the Company's financial statements for the years ended December 31, 2003 and 2002, which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as a going concern relating to those financial statements of the Company as of and for the years ended December 31, 2003 and 2002. Additionally, we consent to the use of our report dated July 15, 2004 on the Company's financial statements for the four months ended April 30, 2004 and 2003.

      We consent to all references to our firm in this Registration Statement on Form SB-2.

/s/ Bagell, Josephs & Company, L.L.C.
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BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
August 18, 2004